Exhibit 4.5

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JUNE 14, 2004

BETWEEN

GREAT PLAINS ENERGY INCORPORATED,

AS ISSUER

AND

BNY MIDWEST TRUST COMPANY,

AS TRUSTEE

TABLE OF CONTENTS
		Page
ARTICLE I DEFINITIONS
Section 1.01.	Definition of Terms	1
ARTICLE II GENERAL TERMS AND CONDITIONS OF THE DEBT SECURITIES
Section 2.01.	Designation and Principal Amount	3
Section 2.02.	Maturity	3
Section 2.03.	Form and Denomination; Global Notes	3
Section 2.04.	Payment and Appointment	4
Section 2.05.	Interest	4
Section 2.06.	Record Dates	5
Section 2.07.	No Charge of Registration of Transfer	5
Section 2.08.	Certain Tax Matters	5
ARTICLE III REDEMPTION AND REPURCHASE OF THE DEBT SECURITIES
Section 3.01.	Special Event Redemption	5
Section 3.02.	Put Option	6
Section 3.03.	No Sinking Fund	6
ARTICLE IV FORM OF DEBT SECURITY
Section 4.01.	Form Of Debt Security	6
ARTICLE V ORIGINAL ISSUE OF DEBT SECURITIES
Section 5.01.	Original Issue Of Debt Securities	6
ARTICLE VI ORIGINAL ISSUE DISCOUNT
Section 6.01.	Original Issue Discount	7
ARTICLE VII MISCELLANEOUS
Section 7.01.	Ratification of Indenture	7
Section 7.02.	Governing Law	7
Section 7.03.	Execution in Counterparts	7
ARTICLE VIII REMARKETING
Section 8.01.	Remarketing Procedures	7

This FIRST SUPPLEMENTAL INDENTURE, dated as of June 14, 2004 (the "First Supplemental Indenture"), between Great Plains Energy Incorporated, a corporation duly organized and existing under the laws of the State of Missouri (the "Company"), and BNY Midwest Trust Company, as trustee (the "Trustee").

WHEREAS, the Company executed and delivered the Indenture, dated as of June 1, 2004 (the "Base Indenture"), to the Trustee, to provide for the issuance from time to time of the Company's unsecured senior debentures, notes, or other evidences of indebtedness (the "Securities"), to be issued in one or more series as may be determined by the Company under the Base Indenture; and

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its "Senior Notes initially due 2009" (the "Debt Securities"), the form and terms of such Debt Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture (together, the "Indenture"); and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Debt Securities, when executed, authenticated and delivered by the Company, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, in consideration of the purchase and acceptance of the Debt Securities by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Debt Securities, the Company covenants and agrees with the Trustee as follows:

ARTICLE I
DEFINITIONS

Section 1.01. Definition Of Terms. Unless the context otherwise requires:

(a) unless defined in this First Supplemental Indenture, a term defined in the Base Indenture, and if not defined therein, in the Purchase Contract Agreement, and if not defined therein, in the Pledge Agreement, has the same meaning when used in this First Supplemental Indenture;

(b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) the following terms have the meanings given to them in this Section 1.01(d):

"Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York City (in the State of New York) are permitted or required by any applicable law to close.

"Contract Settlement Value" has the meaning set forth in Section 8.01(c)(iv)(B) hereof.

"Interest Payment Date" has the meaning set forth in Section 2.05(a) hereof.

"Minimum Price" has the meaning set forth in Section 8.01(i) hereof.

"Pledge Agreement" means the Pledge Agreement, dated as of June 14, 2004, by and among the Company, BNY Midwest Trust Company, as collateral agent (the "Collateral Agent"), custodial agent and securities intermediary (the "Securities Intermediary"), and BNY Midwest Trust Company, as purchase contract agent and attorney-in-fact.

"Purchase Contract Agreement" means the Purchase Contract Agreement, dated as of June 14, 2004, between the Company and BNY Midwest Trust Company, as purchase contract agent.

"Put Option Exercise Date" has the meaning set forth in Section 3.02 hereof.

"Quarterly Interest Payment Date" has the meaning set forth in Section 2.05(a) hereof.

"Redemption Price" has the meaning set forth in Section 3.01 hereof.

"Remarketing Agreement" shall mean the Remarketing Agreement, dated as of June 14, 2004, by and among the Company, BNY Midwest Trust Company, not individually but solely as Purchase Contract Agent and as attorney-in-fact of the holders of Purchase Contracts, and the Remarketing Agent.

"Remarketing Announcement" has the meaning set forth in Section 8.01(c) hereof.

"Remarketing Announcement Date" has the meaning set forth in Section 8.01(c) hereof.

"Remarketing Value" has the meaning set forth in Section 8.01(c)(iv)(A) hereof.

"Repayment Price" has the meaning set forth in Section 3.02 hereof.

"Reset Rate" has the meaning set forth in Section 8.01(e) hereof.

"Special Event Redemption" has the meaning set forth in Section 3.01 hereof.

"Special Event Redemption Date" has the meaning set forth in Section 3.01 hereof.

"Stated Maturity" has the meaning set forth in Section 2.02 hereof.

"Subsequent Interest Payment Date" means, following the Reset Date, each semi-annual interest payment date established by the Company on the Remarketing Date on which the Debt Securities are successfully remarketed.

"Successful Remarketing Date" means the Remarketing Date on which the Debt Securities are successfully remarketed in accordance with the provisions of the Remarketing Agreement.

The terms "First Supplemental Indenture," "Company," "Trustee," "Base Indenture," "Securities," "Debt Securities" and "Indenture" shall have the respective meanings set forth in the recitals to this First Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE DEBT SECURITIES

Section 2.01. Designation and Principal Amount. There is hereby authorized a series of Securities designated as the "Senior Notes initially due 2009" limited in aggregate principal amount to $150,000,000 (or, $172,500,000, if the underwriters' over-allotment option pursuant to the Underwriting Agreement is exercised in full).

Section 2.02. Maturity. Unless an earlier Special Event Redemption has occurred, the Debt Securities shall mature and the principal amount thereof shall be due and payable together with all accrued and unpaid interest thereon on the Stated Maturity. The "Stated Maturity" shall mean February 16, 2009 or such later date falling on or prior to the tenth anniversary of the Reset Date determined by the Company on the Successful Remarketing Date (subject to agreement between the Company and the Remarketing Agent pursuant to Section 3(a) of the Remarketing Agreement with respect to the Remarketing Fee), it being understood that if there shall have been a Failed Remarketing, the Stated Maturity shall remain February 16, 2009. Any extension of the Stated Maturity in accordance with this Section 2.02 shall be effective on and after the Reset Date.

Section 2.03. Form and Denomination; Global Notes. The Debt Securities, interests in which comprise a component of Income PRIDES, shall initially be issued in certificated form in the name of BNY Midwest Trust Company, as Purchase Contract Agent, bearing identical terms as set forth herein. Debt Securities, interests in which do not comprise a component of Income PRIDES, will be issued as book-entry Global Notes, registered in the name of Cede & Co. (as nominee for The Depository Trust Company, the initial Depositary for the Debt Securities) bearing identical terms as set forth herein.

The Debt Securities may bear such legends as either the Purchase Contact Agent or the Depositary, respectively, may reasonably request.

The Debt Securities shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Section 2.04. Payment and Appointment. Principal of and interest on the Debt Securities shall be payable at, and registration of transfers and exchanges in respect of the Debt Securities may be effected at, the office or agency maintained by the Company in the Borough of Manhattan, City of New York. Payment of interest may be made, at the option of the Company, by check mailed to the address of the Persons entitled thereto or by wire transfer to an account designated by the Person entitled thereto. Notices and demands to or upon the Company in respect of the Debt Securities may be served at the office or agency of the Company in the Borough of Manhattan, City of New York. The Paying Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office agency and such agent. The Trustee will initially be the Transfer Agent, Security Registrar and the Paying Agent for the Debt Securities.

Section 2.05. Interest.

(a) The Debt Securities shall bear interest from and including the date of issuance at the per annum rate of 4.25% to (but excluding) the Reset Date or, if there shall have been a Failed Remarketing, to (but excluding) February 16, 2009, and from and after the Reset Date, at the Reset Rate until the principal hereof is paid or made available for payment. Interest shall be payable in arrears (i) quarterly on each February 16, May 16, August 16 and November 16, commencing August 16, 2004 (each, a "Quarterly Interest Payment Date"), to and including the Interest Payment Date next preceding the Reset Date, (ii) on the Reset Date (whether or not a Quarterly Interest Payment Date) and (iii) semi-annually on the Subsequent Interest Payment Dates (collectively, the "Interest Payment Dates"). Interest payments will include interest accrued from and including the immediately preceding Interest Payment Date or, in the case of the first Interest Payment Date, from and including June 14, 2004, to but excluding such Interest Payment Date. If the Reset Date is not a Quarterly Interest Payment Date, interest paid on the Reset Date to the Collateral Agent will be paid by the Collateral Agent to holders of Income PRIDES subject to the provisions of the Pledge Agreement and the Purchase Agreement on the Payment Date for the Income PRIDES next following the Reset Date.

(b) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay); provided, however, that if such next succeeding Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the corresponding Interest Payment Date.

Section 2.06. Record Dates. Each installment of interest on a Debt Security shall be payable to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for each Interest Payment Date, which, prior to the Reset Date, will be the February 1, May 1, August 1 or November 1 prior to the relevant Interest Payment Date and, after the Reset Date, will be as determined by the Company in connection with the establishment by the Company of the Subsequent Interest Payment Dates on the Successful Remarketing Date; provided that, interest payable on the Reset Date shall be payable to the Person in whose name the Debt Security is registered on the close of business on the Business Day prior to the Reset Date.

Section 2.07. No Charge of Registration of Transfer. No service charge shall be made for the registration of transfer or exchange of the Debt Securities; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

Section 2.08. Certain Tax Matters. The Company agrees, and by acceptance of a beneficial ownership interest in the Debt Securities, each beneficial owner of Debt Securities will be deemed to have agreed (1) to treat the acquisition of an Income PRIDES as the acquisition of the 1/40 undivided beneficial ownership interest in $1,000 principal amount of Debt Securities and the Purchase Contract constituting the Income PRIDES and (2) to treat the Debt Securities as indebtedness of the Company for United States federal, state, and local income and franchise tax purposes. A holder of Debt Securities may obtain the amount of original issue discount, issue date, issue price, yield to maturity, comparable yield and projected payment schedule by submitting a written request to the Company at the following address: Great Plains Energy Incorporated, 1201 Walnut Street, Kansas City, Missouri 64106-2124, Facsimile: (816) 556-2418, Attention: Andrea F. Bielsker, Senior Vice President - Finance, Chief Financial Officer and Treasurer.

ARTICLE III
REDEMPTION AND REPURCHASE OF THE DEBT SECURITIES

Section 3.01. Special Event Redemption. If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Debt Securities in whole (but not in part) at any time ("Special Event Redemption") at a redemption price (the "Redemption Price") equal to, for each Debt Security, the Redemption Amount plus accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption (the "Special Event Redemption Date"). With respect to a Special Event Redemption, the Company shall appoint the Quotation Agent to (i) assemble the Special Event Treasury Portfolio in consultation with the Company, and (ii) if the Special Event Redemption Date is not a Quarterly Interest Payment Date, determine in consultation with the Company and pursuant to the Purchase Contract Agreement and the Pledge Agreement, the minimum integral number of (A) Income PRIDES and Growth PRIDES required to make Collateral Substitutions and (B) Income PRIDES required to effect Early Settlement.

The Redemption Price payable with respect to any Pledged Debt Securities will be paid to the Collateral Agent. Except as provided above, such Special Event Redemption shall be in accordance with Article III of the Base Indenture.

Except in connection with a Special Event Redemption, the Debt Securities will not be redeemable by the Company prior to the Stated Maturity.

Section 3.02. Put Option. If each attempted remarketing has resulted in a Failed Remarketing, each Holder on the day immediately following the Purchase Contract Settlement Date shall have the right to require the Company to purchase such Holder's Debt Securities on April 1, 2007 (the "Put Option Exercise Date"), upon at least three Business Days' prior notice, at a price equal to 100% of the principal amount of such Debt Securities, plus accrued and unpaid interest, if any, thereon (the "Repayment Price"). In order for the Debt Securities to be so repurchased, the Company must receive, on or prior to 5:00 p.m. New York City Time on the third Business Day immediately preceding the Put Option Exercise Date, at the then principal executive offices of the Company, the Debt Securities to be repurchased with the form entitled "Option to Elect Repayment", on the reverse of or otherwise accompanying such Debt Securities duly completed. Any such notice received by the Company shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Debt Securities for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Repayment Price in respect of the Debt Securities shall be made no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

Section 3.03. No Sinking Fund. The Debt Securities are not entitled to the benefit of any sinking fund.

ARTICLE IV
FORM OF DEBT SECURITY

Section 4.01. Form Of Debt Security. The Debt Securities and the Trustee's certificate of authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Debt Securities (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE V
ORIGINAL ISSUE OF DEBT SECURITIES

Section 5.01. Original Issue Of Debt Securities. Debt Securities in the aggregate principal amount of $150,000,000 (or, $172,500,000, if the underwriters' over-allotment option pursuant to the Underwriting Agreement is exercised in full) may from time to time, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debt Securities to or upon the written order of the Company pursuant to Section 2.05 of the Base Indenture without any further action by the Company.

ARTICLE VI
ORIGINAL ISSUE DISCOUNT

Section 6.01. Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount, as determined for United States federal income tax purposes (including daily rates and accrual periods) accrued on Debt Securities that are Outstanding as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE VII
MISCELLANEOUS

Section 7.01. Ratification of Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 7.02. Governing Law. This First Supplemental Indenture and each Debt Security shall be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of law principles thereof.

Section 7.03. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

ARTICLE VIII
REMARKETING

Section 8.01. Remarketing Procedures.

(a) Pursuant to the Remarketing Agreement, the Pledge Agreement and the Purchase Contract Agreement and as described below, the Company (i) during the Period For Early Remarketing may, at its option, and in its sole discretion, select one or more Three-Day Remarketing Periods consisting of three successive Remarketing Dates on each of which it shall cause the Remarketing Agent to remarket, in whole (but not in part), unless the Debt Securities have previously been successfully remarketed in accordance with provisions of the Remarketing Agreement or a Special Event Redemption shall have occurred or will occur, on or prior to the last possible Reset Date related to the applicable Three-Day Remarketing Period, (A) the Pledged Debt Securities of Income PRIDES holders included in the Income PRIDES, and (B) any Separate Debt Securities of Holders who have elected in the manner set forth in the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement to have their Debt Securities so remarketed, for settlement on the third Business Day following the Remarketing Date on which a successful remarketing occurs, and (ii) shall, unless the Debt Securities have previously been successfully remarketed or a Special Event Redemption Date has occurred or will occur on or prior to the Purchase Contract Settlement Date, cause the Remarketing Agent to remarket, in whole (but not in part), on each Remarketing Date during the Final Three-Day Remarketing Period, (A) the Pledged Debt Securities of Income PRIDES holders who have not already settled the purchase contracts included in their Income PRIDES and who have failed to notify the Purchase Contract Agent, on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle such purchase contracts in cash, and (B) any Separate Debt Securities of Holders who have elected in the manner set forth herein to have their Debt Securities so remarketed, for settlement on the Purchase Contract Settlement Date. The Company may select a Three Day Remarketing Period during the Period for Early Remarketing by designating each of the three sequential Remarketing Dates to comprise such Three Day Remarketing Period, provided that no Remarketing Date shall occur earlier than the third Business Day prior to August 16, 2007 nor later than the ninth Business Day prior to the Purchase Contract Settlement Date.

(b) The Company will request, not later than seven nor more than 15 calendar days prior to each Remarketing Announcement Date, that the Depositary (or any successor or its nominee) notify the Depositary participants holding Debt Securities of the remarketing.

(c) On the fourth Business Day immediately preceding the first Remarketing Date of a Three Day Remarketing Period (each such date, a "Remarketing Announcement Date"), the Company will make an announcement regarding the proposed remarketing of the Debt Securities (the "Remarketing Announcement"). The Remarketing Announcement shall specify the following:

(i) that the Debt Securities may be remarketed on any and all of the fourth, fifth and sixth Business Days following such Remarketing Announcement Date;

(ii) (A) if the Remarketing Announcement relates to a remarketing to occur during the Period for Early Remarketing, that the Reset Date will be the third Business Day following the Remarketing Date on which the Debt Securities are successfully remarketed; or

(B) if the Remarketing Announcement relates to a remarketing to occur during the Final Three-Day Remarketing Period, that the Reset Date will be February 16, 2007 if there is a successful remarketing;

(iii) that the Reset Rate and Subsequent Interest Payment Dates for the Debt Securities will be established, and that the Stated Maturity of the Debt Securities may be extended by the Company, on the Remarketing Date and effective on and after the Reset Date;

(iv) (A) if the Remarketing Announcement relates to a remarketing to occur during the Period for Early Remarketing, that that the Reset Rate will equal the interest rate on the Debt Securities that will enable the Debt Securities to be remarketed at a price (the "Remarketing Value") equal to at least 100% of the sum of the Remarketing Treasury Portfolio Purchase Price and the Separate Debt Securities Purchase Price, plus the applicable Remarketing Fee; or

(B) if the Remarketing Announcement relates to a remarketing to occur during the Final Three-Day Remarketing Period, that that the Reset Rate will equal the interest rate on the Debt Securities that will enable the Debt Securities to be remarketed at a price (the "Contract Settlement Value") equal to at least 100% of their aggregate principal amount, plus the applicable Remarketing Fee; and

(v) the possible ranges of the Remarketing Fee, expressed as a percentage of the Treasury Portfolio Purchase Price and the Separate Debt Securities Purchase Price or as a percentage of the aggregate principal amount of the Debt Securities to be remarketed, as the case may be.

On the Business Day immediately following the Remarketing Announcement Date, the Company will cause the Remarketing Announcement to be published in an Authorized Newspaper. In the event that all of the remarketing attempts during a Three-Day Remarketing Period are unsuccessful, the Company will cause a notice of the unsuccessful remarketing attempt to be published in an Authorized Newspaper no later than the second Business Day following the last Remarketing Date of such Three-Day Remarketing Period (which notice, if the unsuccessful remarketing attempt shall occur during the Final Three-Day Remarketing Period, shall include the procedures that must be followed if a Holder of Debt Securities wishes to exercise its right to put such Debt Securities to the Company).

(d) On or prior to the second Business Day, but no earlier than the fifth Business Day, immediately preceding the first Remarketing Date of any Three-Day Remarketing Period, Holders of Separate Debt Securities may elect to have their Debt Securities remarketed in the same manner as Pledged Debt Securities by delivering their Separate Debt Securities, along with the notice of such election to the Custodial Agent specified in the Pledge Agreement. The Company shall cause the Custodial Agent to hold the Separate Debt Securities so delivered for remarketing in an account separate from the Collateral Account (as defined in the Pledge Agreement). Holders of Separate Debt Securities electing to have those Debt Securities remarketed will also have the right to withdraw the election on or prior to the second Business Day immediately preceding the first Remarketing Date of a Three-Day Remarketing Period.

(e) Unless and until there has been a successful remarketing on a Remarketing Date, on each Remarketing Date during a Three-Day Remarketing Period, the Company shall cause the Remarketing Agent to use its reasonable efforts to remarket the Debt Securities that the Collateral Agent and the Custodial Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the remarketing, at a price per $1,000 principal amount of the Debt Securities such that the aggregate price for the aggregate principal amount of the Debt Securities being remarketed on that date will be at least (i) if the Reset Date is not the Purchase Contract Settlement Date, the Remarketing Value or (ii) if the Reset Date is the Purchase Contract Settlement Date, the Contract Settlement Value. The Remarketing Agent shall determine, in consultation with the Company, the reset interest rate that it believes will, when applied to the Debt Securities (with any extension of the Stated Maturity as determined by the Company pursuant to 2.05 of this First Supplemental Indenture taken into account), enable the aggregate principal amount of the Debt Securities being remarketed on such date to be sold at an aggregate price equal to at least (i) if the Reset Date is not the Purchase Contract Settlement Date, the Remarketing Value or (ii) if the Reset Date is the Purchase Contract Settlement Date, the Contract Settlement Value. The reset interest rate established on the Remarketing Date on which a successful remarketing occurs shall be the "Reset Rate." The Reset Rate shall be effective from and after the Reset Date. In no event will the Reset Rate exceed the rate of interest permitted by applicable law.

(f) In the event of a successful remarketing, on the Remarketing Date, the Remarketing Agent shall notify (i) the Collateral Agent, the Custodial Agent, the Purchase Contract Agent, the Company, the Trustee, the Depositary and the Clearing Agency of the Reset Rate determined in such remarketing, the Subsequent Interest Payment Dates and the related Regular Record Dates, any extension by the Company of the Stated Maturity of the Debt Securities and the aggregate principal amount of Debt Securities sold in such remarketing, (ii) each purchaser of the Reset Rate, the Subsequent Interest Payment Dates and the related Regular Record Dates, the Stated Maturity of the Debt Securities and the aggregate principal amount such purchaser is to purchase and (iii) each purchaser to give instructions to its Depositary participant to pay the purchase price on the Reset Date in same day funds against delivery of the Debt Securities purchased through the Depositary's normal procedures. In addition, the Company will request the Depositary to notify its participants, no later than the Business Day next succeeding the Remarketing Date, of the Reset Rate, the Subsequent Interest Payment Dates and related Regular Record Dates and any extension of the Stated Maturity of the Debt Securities.

(g) In accordance with the Depositary's normal procedures, on the Reset Date, the transactions described above with respect to each Debt Security tendered for purchase and sold in such remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Debt Securities delivered by book entry as necessary to effect purchases and sales of such Debt Securities. The Depositary shall make payment in accordance with its normal procedures.

(h) In the event all remarketing attempts during a Three-Day Remarketing Period are unsuccessful, the Company shall cause the Remarketing Agent to return, no later than the Business Day immediately following the end of such Three-Day Remarketing Period, the Pledged Debt Securities to the Collateral Agent and the Separate Debt Securities delivered for remarketing to the Custodial Agent for return to the Holders. In addition, the Company shall cause the Custodial Agent to return such Separate Debt Securities to their Holders, no later than the Business Day immediately following such unsuccessful remarketing attempt.

(i) In no event shall the aggregate price for the Debt Securities in a remarketing be less than a price (the "Minimum Price") equal to (i) in the case of a remarketing during the Period for Early Remarketing, 100% of the sum of the Remarketing Treasury Portfolio Purchase Price and the Separate Debt Securities Purchase Price or (ii) in the case of a remarketing during the Final Three-Day Remarketing Period, 100% of the aggregate principal amount of the Debt Securities being remarketed. A remarketing attempt on any Remarketing Date will be deemed unsuccessful if the (i) Remarketing Agent is unable to remarket the Debt Securities for an aggregate price that is at least equal to the Minimum Price; or (ii) if a condition precedent to such remarketing is not fulfilled.

(j) The Remarketing Agent shall not have any obligation whatsoever to purchase any Debt Securities, whether a remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Debt Securities for remarketing or to otherwise expend or risk its own funds or incur or be exposed to financial liability in the performance of its respective duties under the Remarketing Agreement. The Company shall not be obligated in any case to provide funds to make payment upon tender of Debt Securities for remarketing.

IN WITNESS WHEREOF, Great Plains Energy Incorporated has caused this First Supplemental Indenture to be signed and acknowledged by its Senior Vice President - Finance, Chief Financial Officer and Treasurer, and attested by its Executive Vice President - Corporate and Shared Services and Secretary, and BNY Midwest Trust Company has caused this First Supplemental Indenture to be signed and acknowledged by its Vice President, as of the day and year first written above.

GREAT PLAINS ENERGY INCORPORATED

By: /s/Andrea F. Bielsker
Name: Andrea F. Bielsker
Title: Senior Vice President - Finance, Chief Financial Officer and Treasurer

ATTEST:

/s/Jeanie Sell Latz
Name: Jeanie Sell Latz
Title: Executive Vice President - Corporate and Shared Services and Secretary

BNY MIDWEST TRUST COMPANY,
as Trustee

By: /s/Mary Callahan
Name: Mary Callahan
Title: Assistant Vice President

EXHIBIT A

[IF THE DEBT SECURITY IS TO BE A GLOBAL NOTE, INSERT: --- THIS NOTE IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY AS PROVIDED IN THE INDENTURE REFERRED TO BELOW, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS DEBT SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT AND CONSTITUTES A CONTINGENT PAYMENT DEBT INSTRUMENT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH DEBT SECURITY IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS JUNE 14, 2004 AND THE COMPARABLE YIELD IS 5.03% PER ANNUM, COMPOUNDED SEMIANNUALLY. THE PROJECTED PAYMENTS FOR THE DEBT SECURITIES PER $1,000 OF PRINCIPAL AMOUNT ARE $7.32 ON AUGUST 16, 2004, AND $10.63 FOR EACH SUBSEQUENT QUARTER ENDING ON OR PRIOR TO FEBRUARY 16, 2007, AND $30.80 FOR EACH SEMIANNUAL PERIOD ENDING THEREAFTER. THE PROJECTED PAYMENT FOR THE DEBT SECURITY, PER $1,000 PRINCIPAL AMOUNT, AT THE FEBRUARY 16, 2009 MATURITY DATE OF THE DEBT SECURITY IS $1,030.80 (WHICH INCLUDES THE STATED PRINCIPAL AMOUNT OF THE DEBT SECURITY AS WELL AS THE FINAL PROJECTED INTEREST PAYMENT). A HOLDER OF THIS DEBT SECURITY MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, ISSUE PRICE, YIELD TO MATURITY, COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE FOR THIS DEBT SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: Great Plains Energy Incorporated, 1201 Walnut Street, Kansas City, Missouri 64106-2124, Facsimile: (816) 556-2418, Attention: Andrea F. Bielsker, Senior Vice President - Finance, Chief Financial Officer and Treasurer.

No.R-1                                                                  $150,000,000
[if global note, insert - CUSIP No. 391164 AA 8]

GREAT PLAINS ENERGY INCORPORATED

SENIOR NOTE INITIALLY DUE 2009

GREAT PLAINS ENERGY INCORPORATED, a corporation duly organized and existing under the laws of the State of Missouri (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to [Cede & Co.][NAME OF OTHER REGISTERED HOLDER] or registered assigns, the principal sum of [___________] Dollars (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases attached hereto) on the Stated Maturity. This Debt Security shall bear interest from and including the date of issuance at the per annum rate of 4.25% to (but excluding) the Reset Date or, if there shall have been a Failed Remarketing, to (but excluding) February 16, 2009, and from and after the Reset Date, at the Reset Rate until the principal hereof is paid or made available for payment. Interest shall be payable in arrears (i) quarterly on each February 16, May 16, August 16 and November 16, commencing August 16, 2004 (each, a "Quarterly Interest Payment Date"), to and including the Interest Payment Date next preceding the Reset Date, (ii) on the Reset Date (whether or not a Quarterly Interest Payment Date) and (iii) semi-annually on the Subsequent Interest Payment Dates (collectively, the "Interest Payment Dates"). Interest payments will include interest accrued from and including the immediately preceding Interest Payment Date or, in the case of the first Interest Payment Date, from and including June 14, 2004, to but excluding such Interest Payment Date. If the Reset Date is not a Quarterly Interest Payment Date, interest paid on the Reset Date to the Collateral Agent will be paid by the Collateral Agent to holders of Income PRIDES in accordance with the provisions of the Pledge Agreement on the Payment Date for the Income PRIDES next following the Reset Date.

The amount of any interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay); provided, however, that if such next succeeding Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the corresponding Interest Payment Date. Each installment of interest on this Debt Security shall be payable to the `Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for each Interest Payment Date, which, prior to the Reset Date, will be the February 1, May 1, August 1 or November 1 prior to the relevant Interest Payment Date and, after the Reset Date, will be as determined by the Company in connection with the establishment by the Company of the Subsequent Interest Payment Dates on the Successful Remarketing Date; provided that, interest payable on the Reset Date, if such Reset Date is not a Quarterly Interest Payment Date, shall be payable to the Person in whose name the Debt Security is registered on the close of business on the Business Day prior to the Reset Date

Principal of (and premium, if any) and interest on this Debt Security shall be payable at, and registration of transfers and exchanges in respect of this Debt Security may be effected at, the office or agency maintained by the Company in the Borough of Manhattan, City of New York. Payment of interest may be made, at the option of the Company by check mailed to the address of the Persons entitled thereto or by wire transfer to an account designated by the Person entitled thereto. Notices and demands to or upon the Company in respect of this Debt Security may be served at the office or agency of the Company in the Borough of Manhattan, City of New York.

By acceptance of a beneficial ownership interest in this Debt Security, each beneficial owner of this Debt Security will be deemed to have agreed (1) to treat the acquisition of an Income PRIDES as the acquisition of this Debt Security and the Purchase Contract constituting the Income PRIDES and (2) to treat this Debt Security as indebtedness of the Company for United States federal, state and local income and franchise tax purposes. A holder of this Debt Security may obtain the amount of original issue discount, issue date, issue price, yield to maturity, comparable yield and projected payment schedule by submitting a written request to the Company at the following address: Great Plains Energy Incorporated, 1201 Walnut Street, Kansas City, Missouri 64106-2124, Facsimile: (816) 556-2418, Attention: Andrea F. Bielsker, Senior Vice President - Finance, Chief Financial Officer and Treasurer.

Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

GREAT PLAINS ENERGY INCORPORATED

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

Dated: June 14, 2004

This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

BNY MIDWEST TRUST COMPANY, as
Trustee

By:	_____________________
Name:
Title:

(FORM OF REVERSE OF DEBT SECURITY)

This Debt Security is one of a duly authorized issue of securities of the Company (herein called the "Debt Securities"), issued and to be issued under an Indenture, dated as of June 1, 2004 (herein called the "Base Indenture"), and a First Supplemental Indenture, dated as of June 14, 2004 (herein called the "First Supplemental Indenture" and, together with the Base Indenture, and any amendments to either thereto, the "Indenture"), each between the Company and BNY Midwest Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered.

Unless an earlier Special Event Redemption has occurred, this Debt Security shall mature and the principal amount thereof shall be due and payable together with all accrued and unpaid interest thereon on the Stated Maturity. The "Stated Maturity" shall mean February 16, 2009 or such later date falling on or prior to the tenth anniversary of the Reset Date determined by the Company on the Successful Remarketing Date (subject to agreement between the Company and the Remarketing Agent pursuant to Section 3(a) of the Remarketing Agreement with respect to the Remarketing Fee), it being understood that if there shall have been a Failed Remarketing, the Stated Maturity shall remain February 16, 2009. Any extension of the Stated Maturity in accordance with this shall be effective on and after the Reset Date.

"Subsequent Interest Payment Date" means, following the Reset Date, each semi-annual interest payment date established by the Company on the Remarketing Date on which the Debt Securities are successfully remarketed.

If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Debt Securities in whole (but not in part) at any time at a Redemption Price equal to the Redemption Amount plus accrued and unpaid interest thereon to the Special Event Redemption Date.

If this Debt Security is not a component of Income PRIDES, the Holder of this Debt Security may, on or prior to the second Business Day, but no earlier than the fifth Business Day, immediately preceding the first Remarketing Date of any Three-Day Remarketing Period, elect to have this Debt Security remarketed in the same manner as Pledged Debt Securities, by delivering this Debt Security, along with a notice of such election to BNY Midwest Trust Company, as Custodial Agent, for remarketing in accordance with the Pledge Agreement.

If a Failed Remarketing occurs, the Holder of this Debt Security shall have the right to require the Company to purchase this Debt Security on April 1, 2007 (the "Put Option Exercise Date"), upon at least three Business Days' prior notice, at a price equal to 100% of the principal amount of this Debt Security, plus accrued and unpaid interest, if any, thereon (the "Repayment Price").

In order for this Debt Security to be so repurchased, the Company must receive, on or prior to 5:00 p.m. New York City Time on the third Business Day immediately preceding the Put Option Exercise Date, at the then principal executive offices of the Company, this Debt Security with the form entitled "Option to Elect Repayment", on the reverse of or otherwise accompanying this Debt Security duly completed. Any such notice received by the Company shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Debt Securities for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Repayment Price in respect of the Debt Securities shall be made no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debt Security upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Debt Securities shall occur and be continuing, the principal of the Debt Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Debt Security shall not have the right to institute any action, suit or proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of an Event of Default with respect to the Debt Securities and the continuance thereof, the Holders of a majority in the aggregate principal amount of the Securities of all series at the time outstanding in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request to the Trustee to institute such action, suit or proceeding in respect of such Event of Default as Trustee and offered the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The foregoing shall not apply to any suit instituted by the Holder of this Debt Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Debt Securities are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities are exchangeable for a like aggregate principal amount of Debt Securities and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such exchange or transfer.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the absolute owner hereof for all purposes, whether or not this Debt Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Debt Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Company to repay $______ principal amount of the within Debt Security, pursuant to its terms, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

______________________________________________________________________
(Please print or type name and address of the undersigned)

and to issue to the undersigned, pursuant to the terms of the Debt Security, a new Debt Security or Debt Security representing the remaining aggregate principal amount of this Debt Security.

For this Option to Elect Repayment to be effective, this Debt Security with the Option to Elect Repayment duly completed must be received by the Company at its principal executive office, Attn: Secretary, no later than 5:00 p.m. on the third Business Day prior to April 1, 2007.

Dated:

Signature:____________________

Signature Guarantee:___________

Debt Security: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Debt Security without alternation or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Senior Note initially due 2009 to:

______________________________________________________
______________________________________________________
______________________________________________________
(Insert assignee's social security or tax identification number)

______________________________________________________
______________________________________________________
______________________________________________________
(Insert address and zip code of assignee) and irrevocably appoints

______________________________________________________________________________ ____________________________________________________________________________________________________________________________________________________________
agent to transfer this Debt Security on the Register. The agent may substitute another to act for him or her.

Date:___________________

Signature:______________________
Signature Guarantee:_____________

(Sign exactly as your name appears on the other side of this Debt Security)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in a part of this [Global] Note have been made:

Date	Amount of decrease in principal amount of this [Global] Note	Amount of increase in principal amount of this [Global] Note	Principal amount of this [Global] Note following such decrease (or increase)	Signature of authorized officer of Trustee